Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
TriQuint Semiconductor, Inc.:
Under date of February 24, 2011, we reported on the consolidated balance sheets of TriQuint Semiconductor, Inc. and subsidiaries as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2010, as contained in the annual report on Form 10-K for the year 2010. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.
In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
We consent to the incorporation by reference in the registration statement (No. 333-81245 and No. 333-36112) on Form S-3 and (No. 333-75464, No. 333-08891, No. 333-08893, No. 333-02166, No. 333-31585, No. 333-48883, No. 333-66707, No. 333-74617, No. 333-81273, No. 333-39732, No. 333-39730, No. 333-61582, No. 333-65850, No. 333-89242, No. 333-102085, No. 333-105701, No. 333-115809, No. 333-120407, No. 333-125269, No. 333-134470, No. 333-151192, No. 333-157725, No. 333-159201, No. 333-65850, No. 333-143337, and No. 333-165549) on Form S-8 of the Company of our report dated February 24, 2011, with respect to the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2010, and all related financial statement schedules, which report appears in the December 31, 2010 annual report on Form 10-K of the Company.

(signed) KPMG LLP
Portland, Oregon
February 24, 2011